UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

699 Boylston Street

Eighth Floor

Boston, MA 02116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 600-4313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Amendment of a Material Definitive Agreement

On September 9, 2014, Epirus Switzerland GmbH (the “Subsidiary”), a wholly-owned subsidiary of EPIRUS Biopharmaceuticals, Inc. (together with the Subsidiary, the “Company”), entered into an amendment (the “Amendment”) to that certain License Agreement (the “License Agreement”) between the Subsidiary and Ranbaxy Laboratories Limited (“Ranbaxy”), dated as of January 3, 2014. Under the License Agreement, the Company granted exclusive rights under its intellectual property and regulatory materials to Ranbaxy for the development and commercialization of its BOW015 product in India and certain other countries in Asia and North Africa, as further described in the Company’s Quarterly Report on Form 10-Q for its quarter ended June 30, 2014.

The Amendment amends the License Agreement to revise (i) the royalty tiers for net sales based on final product sale forecasts and supply costs in the territory, and (ii) Ranbaxy’s obligations with respect to minimum annual sales targets in any given country such that the obligations are subject to a final grant of approval for BOW015 by the applicable regulatory authority for all indications as have been granted for the innovator product in such country. Other than as set forth in the Amendment, the License Agreement remains in full force and effect following the parties’ execution of the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS Biopharmaceuticals, Inc.

By:	/s/ Amit Munshi
	Name:	Amit Munshi
	Title:	President and Chief Executive Officer

Dated: September 15, 2014

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